For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS RECORD FISCAL 2022 FIRST QUARTER RESULTS AND PROVIDES FURTHER BUSINESS UPDATES
PHOENIX, August 5, 2021 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the first fiscal quarter ended July 3, 2021 and provides updates on other business items.
Highlights
•Recorded highest quarterly Net revenue and Net income in the Company's history at $330 million and $27 million, respectively
•Gross profit as a percentage of Net revenue increased to 22.4% and factory-built housing gross profit to 21.2%
•Earnings per diluted share was $2.92 compared to $1.80 for the same quarter last year
•Home order rates improved nearly 50% over last year's quarter
•Backlogs increased $189 million during the quarter
•Released first ever Corporate Responsibility Report
•Announced major expansion of the Fort Worth, Texas production facility and continued progress on new park model facility in Glendale, Arizona
•Announced agreement to acquire manufactured and modular home builder The Commodore Corporation
•Returned over $12.8 million to shareholders through stock repurchases
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "Our first quarter results demonstrate the strength of our company, with record quarterly revenue and strong gross margins. The demand for our homes also remains healthy with seasonally strong order rates. We remain focused on innovation and increasing home production while navigating continuing labor and building supply challenges."
Mr. Boor continued, "We have stated that our capital allocation priorities include investing in our facilities, strategic acquisitions and returning money to our shareholders. This quarter, we have executed on all three of these through the expansion of our Fort Worth facility, our planned acquisition of The Commodore Corporation and our stock repurchase activity. Our strong balance sheet has allowed us the flexibility to move quickly with these opportunities and we will continue to explore other prospects for growth and return on capital."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	July 3, 2021	June 27, 2020	Change
Net revenue
Factory-built housing	$312,283	$238,090	$74,193	31.2%
Financial services	18,139	16,711	1,428	8.5%
	$330,422	$254,801	$75,621	29.7%

Factory-built modules sold	6,318	5,616	702	12.5%
Factory-built homes sold (consisting of one or more modules)	3,700	3,349	351	10.5%
Net factory-built housing revenue per home sold	$84,401	$71,093	$13,308	18.7%
•In the factory-built housing segment, the increase in Net revenue was primarily due to 18.7% higher home selling prices and 10.5% higher home sales volume. The higher home prices were driven by product price increases and a shift toward more multi-section homes. Home sales volume increased from higher factory capacity utilization. On a sequential basis, adjusting for the extra week of production in the fourth quarter of fiscal year 2021, home sales volume also increased from slightly higher factory capacity utilization.
•Financial services segment Net revenue increased primarily due to higher volume in home loan sales and more insurance policies in force in the current year compared to the prior year, partially offset by lower interest income earned on the acquired consumer loan portfolios that continue to amortize and lower unrealized gains on marketable equity securities in the insurance subsidiary's portfolio.

	Three Months Ended
($ in thousands)	July 3, 2021	June 27, 2020	Change
Gross Profit
Factory-built housing	$66,273	$46,992	$19,281	41.0%
Financial services	7,740	8,331	(591)	(7.1)%
	$74,013	$55,323	$18,690	33.8%

Consolidated gross profit as % of Net revenue	22.4%	21.7%	N/A	0.7%

Income from Operations
Factory-built housing	$30,776	$16,255	$14,521	89.3%
Financial services	2,405	3,745	(1,340)	(35.8)%
	$33,181	$20,000	$13,181	65.9%
•In the factory-built housing segment, Income from operations increased from the higher home sales prices and the higher home sales volume, partially offset by higher salary and incentive compensation expense on improved earnings. Net expense of $0.1 million related to the Securities and Exchange Commission ("SEC") inquiry was recorded for both periods presented. There was no additional Director and Officer ("D&O") insurance premium amortization in the current period versus $2.1 million in the prior year period.
•In the financial services segment, Income from operations decreased from lower unrealized gains on marketable equity securities, higher weather-related claims during the period and lower interest income earned on the acquired consumer loan portfolios that continue to amortize.

	Three Months Ended
($ in thousands, except per share amounts)	July 3, 2021	June 27, 2020	Change
Net Income	$27,046	$16,674	$10,372	62.2%
Diluted net income per share	$2.92	$1.80	$1.12	62.2%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended
($ in millions)	July 3, 2021	June 27, 2020
Net revenue
Unrealized gains recognized during the period on securities held in the financial services segment	$0.4	$1.0
Selling, general and administrative expenses
Amortization of additional D&O insurance premiums	—	(2.1)
Legal and other expense related to the SEC inquiry, net of recovery	(0.1)	(0.1)
Other income, net
Corporate unrealized gains recognized during the period on securities held	1.2	1.0
Income tax expense
Tax benefits from stock option exercises	0.2	0.3
Housing Demand and Production Updates
Home order rates remained strong during the first fiscal quarter of 2022, being nearly 50% higher than the comparable prior year quarter. This increased order volume is the result of more well-qualified home buyers making purchase decisions, supported by reduced home loan interest rates.
We continue to experience hiring challenges, higher and largely unpredictable factory employee absenteeism and other inefficiencies from building material supply disruptions. Accordingly, our total average plant capacity utilization rate was approximately 75% during the first fiscal quarter of 2022. Orders outpaced the challenging production environment during the quarter, raising order backlogs to $792 million at July 3, 2021, up 31.3% compared to $603 million at April 3, 2021, and up 404.5% compared to $157 million at June 27, 2020.
Planned Acquisition of The Commodore Corporation
As discussed in our July 26, 2021 press release, we entered into an agreement to acquire the business and certain assets and liabilities of The Commodore Corporation ("Commodore"), including its six manufacturing and two retail locations. Commodore is the largest private independent builder of manufactured and modular housing in the United States, operating under a variety of well-known brand names. Commodore has over 1,200 employees and operates across the Northeast, Midwest and Mid-Atlantic regions. In addition to manufacturing, Commodore also has a commercial lending portfolio with its dealers that we will acquire and continue. For the last 12 months ended March 31, 2021, Commodore generated net sales of approximately $258 million and sold over 6,600 modules, equating to over 3,700 homes.
The purchase price totals $153 million, before certain adjustments that will be determined upon close of the transaction. The estimated cash outlay is $140 million after adjustments and including transaction fees. We expect to fund the acquisition entirely with cash on hand. The transaction is expected to close in our third quarter of fiscal year 2022, subject to applicable regulatory approvals and satisfaction of certain customary conditions.

Release of Corporate Responsibility Report
The release of our first Corporate Responsibility Report represents a great milestone. In the report, we present a framework for how we think about our impact across the spectrum of stakeholders in our business. The report is divided into several focus areas: our employees, our community, our environment and corporate governance. The content of this first Corporate Responsibility Report demonstrates that, in addition to having opportunities for improvement, we have a lot to be proud of as a team of people working to make a difference. This report can be accessed in the General Documents section at https://investor.cavco.com.
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, August 6, 2021, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments and marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle and Destiny. We are also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; and volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended April 3, 2021 as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 3, 2021	April 3, 2021
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$329,753	$322,279
Restricted cash, current	16,728	16,693
Accounts receivable, net	51,054	47,396
Short-term investments	19,749	19,496
Current portion of consumer loans receivable, net	32,429	37,690
Current portion of commercial loans receivable, net	16,500	14,568
Current portion of commercial loans receivable from affiliates, net	2,113	4,664
Inventories	150,917	131,234
Prepaid expenses and other current assets	48,621	57,779
Total current assets	667,864	651,799
Restricted cash	335	335
Investments	38,192	35,010
Consumer loans receivable, net	35,095	37,108
Commercial loans receivable, net	21,245	20,281
Commercial loans receivable from affiliates, net	4,730	4,801
Property, plant and equipment, net	97,981	96,794
Goodwill	75,090	75,090
Other intangibles, net	14,190	14,363
Operating lease right-of-use assets	16,150	16,252
Total assets	$970,872	$951,833
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$30,175	$32,120
Accrued expenses and other current liabilities	210,190	203,133
Current portion of secured financings and other	1,822	1,851
Total current liabilities	242,187	237,104
Operating lease liabilities	13,085	13,361
Secured financings and other	9,927	10,335
Deferred income taxes	6,606	7,393
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,245,721 and 9,241,256 shares, respectively	92	92
Treasury stock, at cost; 67,901 and 6,600 shares, respectively	(14,283)	(1,441)
Additional paid-in capital	255,071	253,835
Retained earnings	458,103	431,057
Accumulated other comprehensive income	84	97
Total stockholders' equity	699,067	683,640
Total liabilities and stockholders' equity	$970,872	$951,833

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 3, 2021	June 27, 2020
Net revenue	$330,422	$254,801
Cost of sales	256,409	199,478
Gross profit	74,013	55,323
Selling, general and administrative expenses	40,832	35,323
Income from operations	33,181	20,000
Interest expense	(164)	(196)
Other income, net	2,461	1,876
Income before income taxes	35,478	21,680
Income tax expense	(8,432)	(5,006)
Net income	$27,046	$16,674

Net income per share
Basic	$2.94	$1.82
Diluted	$2.92	$1.80
Weighted average shares outstanding
Basic	9,198,229	9,174,182
Diluted	9,276,529	9,264,661

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 3, 2021	June 27, 2020
Capital expenditures	$2,593	$1,856
Depreciation	$1,403	$1,426
Amortization of other intangibles	$173	$187

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